Exhibit 5.1

Carey Olsen Jersey LLP 47 Esplanade St Helier Jersey JE1 OBD Channel Islands T +44 (0)1534 888900 F +44 (0)1534 887755 E jerseyco@careyolsen.com
Our ref	GEC/DNA/1065189/0001/J18437406v2
Your ref

Aptiv plc		5 August 2021
13 Castle Street
St Helier
Jersey
JE1 1ES

Dear Sirs

Aptiv plc (the “Company”) - Registration of Securities under the US Securities Act of 1933, as amended (the “Securities Act”)

1.	Background

1.1

We have acted as the Company’s Jersey legal advisers in connection with the registration of a registration statement on Form S-3 dated 5 August 2021 (the “Registration Statement”) pursuant to which it may, subject to complying with all applicable laws, from time to time issue or be able to issue, among other things: (1) ordinary shares, par value $0.01 per share, of the Company (the “Ordinary Shares”); (2) preferred shares, par value $0.01 per share, of the Company (the “Preferred Shares” and, together with the Ordinary Shares, the “Shares” with such rights and obligations as set out and as described more fully in the Registration Statement); (3) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities”), (being, collectively, the “Debt Securities” and as described more fully in the Registration Statement); (4) warrants to purchase Ordinary Shares, Preferred Shares, Senior Debt Securities and/or Subordinated Debt Securities (the “Warrants”, as described more fully in the Registration Statement); (5) purchase contracts for the purchase or sale of Ordinary Shares, Preferred Shares, Debt Securities, Warrants or other securities (the “Purchase Contracts”, as described more fully in the Registration Statement); and (6) guarantees of senior debt securities and subordinated debt securities of Aptiv Corporation, a wholly-owned subsidiary of the Company (the “Guarantees”, as described more fully in the Registration Statement), it also being understood that any of the foregoing securities may be issued in units with any one or more of the other securities (the “Units”, as described more fully in the Registration Statement, and, together with the Ordinary Shares, the Preferred Shares, the Debt Securities, the Warrants, the Purchase Contracts and the Guarantees, the “Securities”), and pursuant to which certain selling shareholders may sell Ordinary Shares.

1.2	Each offer of Securities will be the subject of a prospectus supplement which, taken together with the base prospectus set out in the Registration Statement, will form a prospectus (a “Prospectus”).

Carey Olsen Jersey LLP is registered as a limited liability partnership in Jersey with registered number 80.

BERMUDA     BRITISH VIRGIN ISLANDS     CAYMAN ISLANDS     GUERNSEY     JERSEY

CAPE TOWN     HONG KONG     LONDON     SINGAPORE

careyolsen.com

Aptiv plc

5 August 2021

1.3	The Company has asked us to provide this Opinion in connection with the registration of the Securities under the Securities Act.

1.4

In this opinion, “non-assessable” means, in relation to a Share, that the price for which the Company agreed to issue that Share has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Share in respect of the price of that Share.

2.	Documents Examined

2.1	We have examined all such documents as we have considered necessary or advisable for the purpose of giving this Opinion, including the following:-

2.1.1	the Registration Statement;

2.1.2	an extract from resolutions passed at a meeting of the board of directors of the Company held on 30 July 2021;

2.1.3	the Company’s certificate of incorporation and memorandum and articles of association as in force as at the date hereof; and

2.1.4	a consent to issue shares dated 1 January 2017 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958.

2.2

For the purposes of this opinion, we have, with the Company’s consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.

3.	Assumptions

3.1	For the purposes of giving this opinion we have assumed:-

3.1.1	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;

3.1.2	that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

3.1.3

the accuracy and completeness in every respect of all certificates and other assurances of directors or other officers of the Company given to us for the purposes of giving this opinion and that (where relevant) such certificates would be accurate if they had been given as of the date hereof;

careyolsen.com

Aptiv plc

5 August 2021

3.1.4	that the Company will not issue any Shares in excess of the authorised share capital of the Company;

3.1.5	that there is no provision of the law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder; and

3.1.6	that no Shares shall be issued at a discount to their par value.

4.	Opinion

As a matter of Jersey law, and on the basis of and subject to the above and the qualification below, we are of the opinion that, once (i) the offer and issue of any Shares has been duly authorised; (ii) the Company has received in full the initial issue price payable for the Shares; (iii) the relevant subscriber or its nominee has been entered into the Company’s register of members as the holder of the relevant Shares; and (iv) all necessary consents have been obtained from the Jersey Financial Services Commission in respect of any Prospectus, the Shares will be validly issued, fully paid and non-assessable.

5.	Qualification

This Opinion is subject to any matter of fact not disclosed to us.

6.	Governing Law, Limitations, Benefit and Disclosure

6.1	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

6.2

This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3

We assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.

6.4

We consent to the filing of a copy of this opinion as Exhibits 5.1 and 23.2 to the Registration Statement and to reference to us being made in the paragraph of the base prospectus forming part of the Registration Statement headed “Validity of Securities”. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Carey Olsen Jersey LLP

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